Exhibit 99.1

Applied DNA Announces Second Quarter Fiscal Year 2024
Financial Results

STONY BROOK, N.Y. – May 10, 2024 - Applied DNA Sciences, Inc. (NASDAQ: APDN) (“Applied DNA” or the “Company”), a leader in PCR-based DNA technologies, today announced consolidated financial results for its second fiscal quarter ended March 31, 2024.  The Company’s Form 10-Q can be viewed at https://investors.adnas.com/sec-filings/. The Company will not host a financial webcast or call for this most recent quarterly reporting period. The Company will host an investor update call on June 12, 2024.

Summary Second Quarter Fiscal 2024 Financial Results:

●	Total revenues were approximately $930 thousand for the three-month period March 31, 2024, compared to $4.4 million for the second quarter of fiscal 2023. The decrease in revenue of approximately $3.5 million was due to an expected decline in COVID-19 testing services revenue of $3.6 million, driven primarily by the conclusion of a testing contract with the City University of New York (CUNY) in June 2023. This decrease was offset by an increase in product revenue of $96 thousand.

●	Gross profit for the three-month period ended March 31, 2024, was $296 thousand, compared to $1.8 million for the same period in the prior fiscal year. The gross profit percentage was 32% and 41% for the three-month periods ended March 31, 2024, and 2023, respectively. The decline in gross profit percentage was primarily due to a decline in gross profit percentage for our MDx (Molecular Diagnostics) testing services segment, specifically related to an expected decrease in COVID-19 testing volumes year over year.

●	Operating expenses decreased to $3.9 million for the three-month period ended March 31, 2024, as compared to $4.5 million for the same period in the prior fiscal year. The decrease in operating expenses is the result of a decrease in selling, general and administrative expenses of approximately $523 thousand and a decrease in research and development expenses of $76 thousand. The decrease in SG&A expenses primarily relates to a decrease in payroll, as well as a decrease in stock-based compensation expense of approximately $88 thousand. These decreases were offset by increases of $217 thousand for the reversal of capitalized offering costs related to the ATM transaction that was terminated during the three-month period ended March 31, 2024, and an increase of approximately $162 thousand in professional fees.

●	Loss from operations was $3.6 million for the three-month period ended March 31, 2024, compared to $2.7 million for the same period in the prior fiscal year.

●	Excluding non-cash expenses, Adjusted EBITDA was a negative $3.3 million for the three-month period ended March 31, 2024, compared to a negative $2.1 million for the same period in the prior fiscal year.

●	Cash and cash equivalents stood at $3.1 million on March 31, 2024, compared with $7.2 million as of September 30, 2023.

Subsequent to the second fiscal quarter ended March 31, 2024, on April 25, 2024, the Company filed a Certificate of Amendment of its Certificate of Incorporation with the Secretary of State of the State of Delaware that effected a one-for-twenty (1:20) reverse stock split of its common stock, par value $.001 per share, effective April 25, 2024. All warrant, option, share, and per share information in this press release gives retroactive effect to a one-for-twenty reverse stock split that was affected on April 25, 2024.

On May 10, 2024, the Company announced that it received a notification letter from the Listing Qualifications Department of the Nasdaq Stock Market, informing the Company that it has regained compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2).

Information about Non-GAAP Financial Measures

As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our condensed consolidated financial statements prepared and presented in accordance with GAAP, this earnings release includes Adjusted EBITDA, which is a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information presented in accordance with GAAP. We use this non-GAAP financial measure for internal financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core businesses. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our businesses by excluding non-cash expenses that may not be indicative of our recurring operating results. We believe this non-GAAP financial measure is useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

“EBITDA”- is defined as earnings (loss) before interest expense, income tax expense and depreciation and amortization expense.

“Adjusted EBITDA”- is defined as EBITDA adjusted to exclude (i) stock-based compensation and (ii) other non-cash expenses.

About Applied DNA Sciences

Applied DNA Sciences is a biotechnology company developing technologies to produce and detect deoxyribonucleic acid (“DNA”). Using the polymerase chain reaction (“PCR”) to enable both the production and detection of DNA, we operate in three primary business markets: (i) the enzymatic manufacture of synthetic DNA for use in the production of nucleic acid-based therapeutics and, through our recent acquisition of Spindle Biotech, Inc. (“Spindle”), the development and sale of a proprietary RNA polymerase (“RNAP”) for use in the production of mRNA therapeutics; (ii) the detection of DNA and RNA in molecular diagnostics and genetic testing services; and (iii) the manufacture and detection of DNA for industrial supply chain security services.

Visit adnas.com for more information. Follow us on X and LinkedIn. Join our mailing list.

The Company’s common stock is listed on NASDAQ under the ticker symbol ‘APDN,’ and its publicly traded warrants are listed on OTC under the ticker symbol ‘APPDW.’

Forward-Looking Statements

The statements made by Applied DNA in this press release may be “forward-looking” in nature within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements describe Applied DNA’s future plans, projections, strategies, and expectations, and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of Applied DNA. Actual results could differ materially from those projected due to its history of net losses, limited financial resources, unknown future demand for its biotherapeutics products and services, our unknown ability to procure additional financing to build incremental GMP manufacturing facility, the unknown amount of revenues and profits that will result from our Linea IVT and or Linea DNA platforms, limited market acceptance for its supply chain security products and services, the declining demand for Applied DNA’s COVID-19 testing services, the fact that there has never been a commercial drug product utilizing PCR-produced DNA technology and/or the Linea IVT platform approved for therapeutic use, and various other factors detailed from time to time in Applied DNA’s SEC reports and filings, including its  Annual Report on Form 10-K, as amended, filed on December 7, 2023 and Quarterly Report on Form 10-Q filed on February 8, 2024 and May 10, 2024, and other reports it files with the SEC, which are available at www.sec.gov. Applied DNA undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless otherwise required by law.

Investor Relations contact: Sanjay M. Hurry, 917-733-5573, sanjay.hurry@adnas.com

Web: www.adnas.com

Twitter: @APDN

- Financial Tables Follow –

APPLIED DNA SCIENCES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	September 30,
	2024	2023
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$3,149,640	$7,151,800
Accounts receivable, net of allowance for credit losses of $75,000 at March 31, 2024, and September 30,2023, respectively	408,853	255,502
Inventories	335,943	330,027
Prepaid expenses and other current assets	470,284	389,241
Total current assets	4,364,720	8,126,570

Property and equipment, net	367,821	838,270
Other assets:
Restricted cash	750,000	750,000
Intangible assets	2,698,975	2,698,975
Operating right of use asset	994,111	1,237,762
Total assets	$9,175,627	$13,651,577

LIABILITIES AND (DEFICIT) EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$2,050,035	$2,270,388
Operating lease liability, current	521,719	498,598
Deferred revenue	51,285	76,435
Total current liabilities	2,623,039	2,845,421

Long term accrued liabilities	31,467	31,467
Deferred revenue, long term	194,000	194,000
Operating lease liability, long term	472,391	739,162
Deferred tax liability, net	684,115	684,115
Warrants classified as a liability	5,346,000	4,285,000
Total liabilities	9,351,012	8,779,165

Commitments and contingencies (Note G)

Applied DNA Sciences, Inc. stockholders’ (deficit) equity:
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- shares issued and outstanding as of March 31, 2024 and September 30, 2023, respectively	—	—
Series A Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- issued and outstanding as of March 31, 2024 and September 30, 2023, respectively	—	—
Series B Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- issued and outstanding as of March 31, 2024 and September 30, 2023, respectively	—	—

Common stock, par value $0.001 per share; 200,000,000 shares authorized as of March 31, 2024, and September 30, 2023, 863,068 and 682,926 shares issued and outstanding as of March 31, 2024 and September 30, 2023, respectively	864	683
Additional paid in capital	308,206,796	307,397,623
Accumulated deficit	(308,255,808)	(302,447,147)
Applied DNA Sciences, Inc. stockholders’ (deficit) equity	(48,148)	4,951,159
Noncontrolling interest	(127,237)	(78,747)
Total (deficit) equity	(175,385)	4,872,412

Total liabilities and (deficit) equity	$9,175,627	$13,651,577

APPLIED DNA SCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended March 31,
	2024	2023
Revenues
Product revenues	$393,125	$297,454
Service revenues	205,486	169,058
Clinical laboratory service revenues	331,020	3,941,102
Total revenues	929,631	4,407,614

Cost of product revenues	340,301	369,563
Cost of clinical laboratory service revenues	293,679	2,230,616
Total cost of revenues	633,980	2,600,179

Gross profit	295,651	1,807,435

Operating expenses:
Selling, general and administrative	3,000,208	3,522,715
Research and development	913,194	988,744
Total operating expenses	3,913,402	4,511,459

LOSS FROM OPERATIONS	(3,617,751)	(2,704,024)

Interest income	15,352	3,639
Transaction costs allocated to warrant liabilities	(633,198)	—
Unrealized gain on change in fair value of warrants classified as a liability	1,765,000	3,250,900
Unrealized (loss) on change in fair value of warrants classified as a liability - warrant modification	(394,000)	—
Loss on issuance of warrants	(1,633,767)	—
Other income (expense), net	4,581	661

(Loss) income before provision for income taxes	(4,493,783)	551,176

Provision for income taxes	—	—

NET (LOSS) INCOME	$(4,493,783)	$551,176

Less: Net loss attributable to noncontrolling interest	23,309	37,167
NET (LOSS) INCOME attributable to Applied DNA Sciences, Inc.	$(4,470,474)	$588,343
Deemed dividend related to warrant modifications	(155,330)	—
NET (LOSS) INCOME attributable to common stockholders	$(4,625,804)	$588,343
Net (loss) income per share attributable to common stockholders-basic and diluted	$(5.31)	$0.91

Weighted average shares outstanding- basic and diluted	871,319	645,426

APPLIED DNA SCIENCES, INC.

CALCULATION AND RECONCILIATION OF ADJUSTED EBITDA

(unaudited)

	Three Month Period Ended March 31,
	2024	2023
Net (loss) income	$(4,493,783)	$551,176
Interest income	(15,352)	(3,639)
Depreciation and amortization	186,326	344,504
Provision for bad debt	-	-
Stock based compensation expense	171,004	258,604
Unrealized gain on change in fair value of warrants classified as a liability	(1,765,000)	(3,250,900)
Unrealized (loss) on change in fair value of warrants classified as a liability - warrant modification	394,000	-
Transaction costs allocated to warrant liabilities	633,198	-
Loss on issuance of warrants	1,633,767	-
Total non-cash items	1,237,943	(2,651,431)
Consolidated Adjusted EBITDA (loss)	$(3,255,840)	$(2,100,255)

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